UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dalea Note Amendment and Pledge Agreement

On April 19, 2016, TransAtlantic Petroleum Ltd. (the “Company”) entered into a Note Amendment Agreement (the “Note Amendment Agreement”) with N. Malone Mitchell, 3rd, the Company’s chairman and chief executive officer (“Mr. Mitchell”), and Dalea Partners, LP, an affiliate of Mr. Mitchell (“Dalea”), pursuant to which Dalea agreed to deliver an Amended and Restated Promissory Note (the “Amended Note”) in favor of the Company, in the principal sum of $7,964,053.21, which Amended Note would amend and restate that certain Promissory Note, dated June 13, 2012, made by Dalea in favor of the Company in the principal amount of $11,500,000 (the “Original Note”). The Note Amendment Agreement reduced the principal amount of the Original Note to $7,964,053.21 in exchange for the cancellation of an account payable of approximately $3.5 million (the “Account Payable”) owed by TransAtlantic Albania Ltd., a former subsidiary of the Company (“TransAtlantic Albania”), to Viking International Limited.  The Company had indemnified a third party for any liability relating to the payment of the Account Payable.

Pursuant to the Note Amendment Agreement, on April 19, 2016, the Company entered into the Amended Note, which amended and restated the Original Note that was issued in connection with the Company’s sale of its subsidiaries, Viking International Limited and Viking Geophysical Services Ltd., to a joint venture owned by Dalea and Abraaj Investment Management Limited in June 2012. In the Amended Note, the Company and Dalea acknowledged that (i) while the sale of Dalea’s interest in Viking Services B.V. (“Viking Services”) enabled the Company to take the position that the Original Note was accelerated in accordance with its terms, the principal purpose of including the acceleration events in the Original Note was to ensure that certain oilfield services provided by Viking Services to the Company would continue to be available to the Company, and (ii) such services will now be provided pursuant to a master services agreement (the “PSIL MSA”) between Production Solutions International Petrol Arama Hizmetleri Anonim Sirketi (“PSIL”) and TransAtlantic Exploration Mediterranean International Pty Ltd, a subsidiary of the Company (“TEMI”). PSIL is beneficially owned by Dalea Investment Group, LLC, which is controlled by Mr. Mitchell. As a result, the Amended Note revised the events triggering acceleration of the repayment of the Original Note to the following: (i) a reduction of ownership by Dalea (and other controlled affiliates of Mr. Mitchell) of equity interest in PSIL to less than 50%; (ii) the sale or transfer by Dalea or PSIL of all or substantially all of its assets to any person (a “Transferee”) that does not own a controlling interest in Dalea or PSIL and is not controlled by Mr. Mitchell (an “Unrelated Person”), or the subsequent transfer by any Transferee that is not an Unrelated Person of all or substantially all of its assets to an Unrelated Person; (iii) the acquisition by an Unrelated Person of more than 50% of the voting interests of Dalea or PSIL; (iv) termination of the PSIL MSA other than as a result of an uncured default thereunder by TEMI; (v) default by PSIL under the PSIL MSA, which default is not remedied within a period of 30 days after notice thereof to PSIL; and (vi) insolvency or bankruptcy of PSIL. The maturity date of the Amended Note was extended to June 13, 2019. The interest rate on the Amended Note remains at 3.0% per annum and continues to be guaranteed by Mr. Mitchell.  The Amended Note contains customary events of default.

In addition, pursuant to the Note Amendment Agreement, on April 19, 2016, the Company entered into a Pledge Agreement (the “Pledge Agreement”) with Dalea, whereby Dalea pledged the $2,050,000 principal amount of those certain 13% Convertible Notes Due 2017 issued by the Company owned by Dalea (the “Dalea Convertible Notes”), including any future securities for which the Dalea Convertible Notes are converted or exchanged, as security for the performance of Dalea’s obligations under the Amended Note. The Pledge Agreement provides that interest payable to Dalea under the Dalea Convertible Notes (or any future securities for which the Dalea Convertible Notes are converted or exchanged) will be credited first against the outstanding principal balance of the Amended Note and, upon full repayment of the outstanding principal balance of the Amended Note, any accrued and unpaid interest on the Amended Note. The Pledge Agreement contains customary events of default.

The foregoing descriptions of the Note Amendment Agreement, the Amended Note, and the Pledge Agreement are qualified in their entirety by reference to the Note Amendment Agreement, the Amended Note, and the Pledge Agreement, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Second Waiver and Consent to Senior Credit Facility

On April 19, 2016, the Company entered into a Second Waiver and Consent to Credit Agreement (the “Second Waiver and Consent”) with respect to that certain Senior Credit Facility (the “Senior Credit Facility”), dated as of May 6, 2014, among Amity Oil International Pty Ltd (“Amity”), DMLP, Ltd. (“DMLP”), Petrogas Petrol Gaz ve Petrokimya Ürünleri Inşaat Sanayi ve Ticaret A.Ş. (“Petrogas”), TEMI, Talon Exploration, Ltd. (“Talon Exploration”), TransAtlantic Turkey, Ltd. (“TransAtlantic Turkey” and, together with Amity, DMLP, Petrogas, TEMI, and Talon Exploration, the “Borrowers”), the Company, TransAtlantic Worldwide, Ltd. (“TWL”), TransAtlantic Petroleum (USA) Corp. (“TransAtlantic USA” and, together with the Company and TWL, the “Guarantors”), BNP Paribas (Suisse) SA as administrative agent (the “Agent”), BNP Paribas (Suisse) SA (“BNP Paribas”), and the International Finance Corporation (“IFC” and, together with BNP Paribas, the “Lenders”).

Pursuant to the Second Waiver and Consent, the Lenders provided a conditional waiver of the defaults under the Credit Agreement, including a waiver of cross-default under a term loan facility (the “Term Loan Facility”), dated as of September 17, 2014, between TransAtlantic Albania and Raiffeisen Bank Sh.A, and permitted the Borrowers to make certain limited transfers and withdrawals from the collection accounts pledged to the Lenders under the Senior Credit Facility. The Second Waiver and Consent also waived non-compliance with the current ratio financial covenant in the Senior Credit Facility on each of December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016.

The Second Waiver and Consent included certain conditions, including the following:

(i)

The borrowing base deficiency (which was $25.1 million as of the date of the Second Waiver and Consent) must be repaid by September 30, 2016 (provided that the Lenders may, in their sole and absolute discretion, agree in writing to extend such date to December 31, 2016) (the “Waiver Period”);

(ii)	All monthly hedge settlement proceeds shall be used to pay down debt outstanding under the Senior Credit Facility;
(iii)	Net proceeds from certain asset sales shall be used to prepay loans outstanding under the Senior Credit Facility;

(iv)	By June 30, 2016, the Lenders shall be granted a security interest over all of the equity interests in, and assets and property of, Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”); and
(v)

On or before September 30, 2016, all holders of the 13% Convertible Notes Due 2017 issued by the Company (the “Convertible Notes”) shall either (a) convert their debt interests under the Convertible Notes into equity interests, or (b) agree to extend the maturity of the Convertible Notes to April 1, 2019 or later on substantially identical terms.

Pursuant to the Second Waiver and Consent, as of April 19, 2016, the Lenders’ aggregate commitments were reduced to $30.5 million, with individual commitments of $15.2 million each, and shall be further reduced by the amount of any payments under the Senior Credit Facility.  During the Waiver Period, interest on the borrowing base deficiency will accrue at a rate of three-month LIBOR plus 7.00% per annum (7.64% at April 19, 2016).  In connection with the Second Waiver and Consent, on April 25, 2016, we will make a principal repayment of $4.6 million to the Lenders, reducing the outstanding balance to $25.9 million.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibit
10.1	Note Amendment Agreement, dated April 19, 2016, by and among TransAtlantic Petroleum Ltd., Dalea Partners, LP., and N. Malone Mitchell, 3rd.
10.2	Amended and Restated Promissory Note, dated April 19, 2016, by and between TransAtlantic Petroleum Ltd. and Dalea Partners, LP.
10.3	Pledge Agreement, dated April 19, 2016, by and between TransAtlantic Petroleum Ltd. and Dalea Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 22, 2016

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad Burkhardt
Chad Burkhardt
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Note Amendment Agreement, dated April 19, 2016, by and among TransAtlantic Petroleum Ltd., Dalea Partners, LP., and N. Malone Mitchell, 3rd.
10.2	Amended and Restated Promissory Note, dated April 19, 2016, by and between TransAtlantic Petroleum Ltd. and Dalea Partners, LP.
10.3	Pledge Agreement, dated April 19, 2016, by and between TransAtlantic Petroleum Ltd. and Dalea Partners, LP.